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                [CREDIT SUISSE FIRST BOSTON CORPORATION LETTERHEAD]




                                    CONSENT OF
                    CREDIT SUISSE FIRST BOSTON CORPORATION


     We hereby consent to the use of our name and to the description of our opinion letter, dated September 11, 1998, under the caption "Role of Financial Advisors; Opinion of Wells Fargo's Financial Advisors" in, and to the inclusion of such opinion letter as Appendix F to, the Joint Proxy Statement-Prospectus of Norwest Corporation and Wells Fargo & Company, which Joint Proxy Statement-Prospectus is part of the Registration Statement on Form S-4 of Norwest Corporation. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                  /s/ CREDIT SUISSE FIRST BOSTON CORPORATION

                                      CREDIT SUISSE FIRST BOSTON CORPORATION


New York, New York
September 11, 1998